Exhibit 10.1

FIRST AMENDMENT TO THE
EMPLOYMENT AGREEMENT OF DAVID HERING

This First Amendment to the Employment Agreement of David Hering (the “First Amendment”) is entered into this June 15, 2023 (the “Effective Date”), by and between David Hering (the “Executive”) and Invivyd, Inc. (the “Company”).

Recitals

WHEREAS, the Company and the Executive have entered into that certain Employment Agreement dated July 5, 2022, which amended and restated that certain Amended and Restated Employment Agreement dated April 5, 2021, as amended on February 23, 2022 (the “Executive Agreement”);

WHEREAS, on or around September 12, 2022, the Company changed its corporate name from “Adagio Therapeutics, Inc.” to “Invivyd, Inc.”; and

WHEREAS, the Company and the Executive wish to amend the Executive Agreement as set forth in this First Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valid consideration, the sufficiency of which is acknowledged, the parties hereto agree as follows:

Agreement

1.
Amendment to Section 2. Section 2 shall be amended to include subsection (h), which shall read as follows:

(h) Relocation Payment. The Company will pay the Executive a one-time relocation payment of $75,000, grossed up, for purposes of the Executive’s relocation to the Commonwealth of Massachusetts, within thirty (30) calendar days of the Executive’s closing on the purchase of a dwelling in the Commonwealth of Massachusetts (“Relocation Payment”), in order to complete the Executive’s duties from the Company’s corporate headquarters. The Relocation Payment will be considered earned on the twelve (12) month anniversary of payment of the Relocation Payment (“Relocation Payment Anniversary Date”). If the Executive (i) is terminated for Cause (as defined below) or (ii) resigns from his employment without Good Reason (as defined below) prior to the Relocation Payment Anniversary Date, the Executive will be required to, and hereby agrees to, repay $75,000, representing the net amount of the Relocation Payment, to the Company within thirty (30) days of the Date of Termination (as defined below). The Executive hereby agrees and authorizes the Company to deduct any amounts owed to the Company by the Executive pertaining to the Relocation Payment from the Executive’s final paycheck to the maximum extent permitted by law. For the avoidance of doubt, after any deduction from the Executive’s final paycheck, the Executive will remain responsible for the remainder of repayments set forth in this Section 2(h), to be paid to the Company within thirty (30) days of the Date of Termination.

2.
Amendment to Section 3(e)(iii). Section 3(e)(iii) of the Executive Agreement is hereby replaced in its entirety as follows:

a material breach of this Agreement by the Company, including without limitation, a reduction of the Executive’s Base Salary or Target Bonus in violation of Section 2(a) or 2(b) (except for across-the-board salary reductions of not more than ten percent (10%) similarly affecting all or substantially all senior management employees of the Company), a relocation of the Executive’s place of employment to any location that is greater than twenty (20) miles from the Company’s corporate office located at 1601 Trapelo Road, Waltham, Massachusetts, or the failure of the Company to obtain the assumption in writing of the Company’s obligations to the Executive under this Agreement by any successor as required under Section 13 below.

3.
Amendment to Section 10. Section 10 of the Executive Agreement is hereby replaced in its entirety as follows:

The parties hereby consent to the jurisdiction of the state and federal courts of the Commonwealth of Massachusetts. Accordingly, with respect to any such court action, the Executive (a) submits to the exclusive personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

4.
Amendment to Sections 22(a) and 22(b). Sections 22(a) and 22(b) of the Executive Agreement are hereby replaced in their entirety as follows:

(a)
This Agreement will be governed by and construed in accordance with applicable federal laws and, to the extent not inconsistent therewith or preempted thereby, with the laws of the Commonwealth of Massachusetts, including any applicable statutes of limitation, without regard to any otherwise applicable principles of conflicts of laws or choice of law rules (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would result in the application of the substantive or procedural rules or law of any other jurisdiction.

(b)
Each party agrees that any controversy or claim arising out of or relating to this Agreement or the alleged breach hereof shall be instituted in the United States District Court for the District of Massachusetts, or if that court does not have or will not accept jurisdiction, in any court of general jurisdiction in the Commonwealth of Massachusetts, and Executive and the Company hereby consent to the personal and exclusive jurisdiction of such court(s) and hereby waive any objection(s) that any such party may have to personal jurisdiction, the laying of venue of any such proceedings and any claim or defense of inconvenient forum.

5.
Amendment to Section 18 of the Form Separation Agreement in Appendix B. Section 18 of the Form Separation Agreement in Appendix B of the Executive Agreement shall be replaced in its entirety as follows:

This Agreement, including any exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts as applied to contracts made and to be performed entirely within Massachusetts.

6.
Amendment throughout the Executive Agreement. References to the “Company” throughout the Executive Agreement and appendices to the Executive Agreement shall hereinafter refer to “Invivyd, Inc.”

7.
The Company and the Executive further agree that this First Amendment does not constitute grounds for “Good Reason” pursuant to Section 3(e) of the Executive Agreement, or otherwise constitute any trigger for the Company’s payment of any severance benefits to the Executive pursuant to the Executive Agreement.

8.
Except as modified or amended in this First Amendment, no other term or provision of the Executive Agreement is amended or modified in any respect. The Executive remains employed “at will.” The Executive Agreement and its appendices, the Employee Proprietary Information and Inventions Assignment Agreement, and this First Amendment set forth the entire understanding between the parties with regard to the subject matter hereof and supersedes any prior oral discussions or written communications and agreements. This First Amendment cannot be modified or amended except in writing signed by the Executive and an authorized officer of the Company. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document. The execution of this First Amendment may be by actual or electronic (including by means of facsimile or email transmission) signature.

[Signature page follows]

The parties have executed this First Amendment to the Employment Agreement of David Hering on the day and year first written above.

Invivyd, Inc.

/s/ Marc Elia

Marc Elia

Chairperson of the Board of Directors

Executive

/s/ David Hering

David Hering

Date: _6/12/2023_______________________